EXHIBIT 99.1
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                         BANYAN STRATEGIC REALTY TRUST
               DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN
                         ENROLLMENT AUTHORIZATION FORM

      PLEASE ENROLL MY ACCOUNT AS FOLLOWS:

            Place an "X" in ONE box only, using a dark ink pen or a #2 pencil (X).
            IF YOU DO NOT CHECK ANY BOX, THEN FULL DISTRIBUTION
REINVESTMENT WILL BE ASSUMED.

      [ ]   FULL DISTRIBUTION REINVESTMENT
            Reinvest all distributions for this account
      [ ]   PARTIAL DISTRIBUTION REINVESTMENT
            Reinvest any distributions that may become payable to me on _________*Shares and invest any voluntary cash investments I may choose to send.
      [ ]   VOLUNTARY CASH INVESTMENTS ONLY
            Invest the attached cash investment and any future voluntary cash investments I may choose to send.

            *Cannot be greater than the total number of Shares currently registered in your name.

            Under each of the options above, Participants may make voluntary cash investments at any time.

                  AUTOMATIC DEDUCTIONS
            To authorize deductions, complete both sides of the next form below.

Signature(s) of
Registered Owner(s):__________________________

                     [ FOR ELECTRONIC FILING PURPOSES --
          "AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS" IS DISPLAYED
                AND ALLOWS FOR INDICATING THE NUMBER AMOUNT FOR:
     (1) BANK ROUTING NUMBER; (2) BANK ACCOUNT NUMBER; (3) ACCOUNT TYPE;
                         AND (4) WITHDRAWAL AMOUNT. ]



                         BANYAN STRATEGIC REALTY TRUST
               DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN
                        VOLUNTARY CASH INVESTMENT FORM

To purchase additional Shares, please make your check or money order payable in United States dollars to "First Chicago -Banyan Strategic Realty Trust."

(Please note your account number and company code on your payment.)

DO NOT SEND CASH.

Amount  enclosed $___________________________
(minimum $5 per investment, maximum $120,000 per year)

--------------------
MAIL YOUR PAYMENT TOGETHER WITH THIS FORM IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED OR TO THE ADDRESS SHOWN ON THE REVERSE SIDE OF THIS FORM.
--------------------

Daytime Telephone Number.
(____)__________________________
area code

Participation in the Plan is subject to the terms as outlined in the Plan Prospectus. For further information, Participants may write to First Chicago Trust Company of New York, Investment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call First Chicago at (201) 324-0498 between 8:30 a.m. and 7:00 p.m. Eastern time each business day.
Voluntary cash investments should be mailed to First Chicago Trust Company of New York, Investment Plans, P.O. Box 13531, Newark, NJ 07188-001.

If you elected PARTIAL DISTRIBUTION REINVESTMENT and

      - If you wish to reinvest cash distributions on all of the Shares now registered in your name but not on any additional Shares that may be registered in your name in the future, write the total number of Shares now registered in your name in the space provided.
      - If you wish to reinvest cash distributions on less than all of the Shares now registered in your name and continue to receive a check for cash distributions on the remaining Shares, write the number of Shares on which you do not wish distributions reinvested in the space provided.

Under each option, regardless of the one you select, distributions received on Shares accumulated and held under the Plan will be reinvested.

     USE THIS ILLUSTRATION AS A GUIDE TO HELP YOU COMPLETE THE
AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS BELOW

          [ FOR ELECTRONIC FILING PURPOSES -- AN ILLUSTRATION OF THE
                "AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS"
  IS DISPLAYED AND INDICATES THE LOCATION FOR ALL 6 STEPS AS LISTED BELOW. ]


                  AUTHORIZATION FORM FOR AUTOMATIC DEDUCTIONS
                  INSTRUCTIONS - PLEASE COMPLETE ALL 6 STEPS.

Complete and return this form ONLY if you wish to authorize automatic deductions to purchase additional Shares. There are 6 steps to complete on both sides of this authorization form. Each one is important in setting this up for you. Please be sure to complete all 6 steps, using a dark ink pen or a #2 pencil. Let's start with the 5 items on the reverse side.

1.    -     Bank Routing Number: Locate your bank's 9 digit routing number in the lower left portion of your check or deposit slip as illustrated above. Write that number in the 9 boxes across the top of the grid and then shade in the corresponding box beneath each number.

2.    -     Bank Account Number: Locate your bank account number and shade in the grid as you did in Step 1. Note that there may be more spaces than you need so be sure to start from the left side as the machine that reads this form will start reading the grid from the left side. Please do not put dashes or leave blank spaces between your numbers.

3.    -     Account Type: Are we debiting your checking or savings account?

Check one.

4.    -     Withdrawal Amount: Enter the amount to debit from your bank account in the boxes across the top of the grid. Now, shade in the grid as you did before. Express the withdrawal amount in whole dollars only, no cents. (Minimum $5.00 per month, maximum $120,000.00 per year).

5.    -     Signature(s): Also, be sure to read the Automatic Deduction
Authorization (below, at left) that authorizes us to perform this service for you.

6.    -     Bank/Financial Institution Information: Now, fill in the bank name and address (below, at right) and you're all done.

            NOTE: Once automatic deductions are initiated, funds will be debited from your bank account three business days before each Investment Date, which is usually on or about the twentieth day of each month.

              --------------------------------------------------


                       AUTOMATIC DEDUCTION AUTHORIZATION
                       ---------------------------------

            I (We) hereby authorize First Chicago Trust Company of New York to make deductions of funds from the checking or savings account in the amount stated on the reverse of this form. These funds will be used to purchase Shares to be held for my (our) account.


6.          Bank/Financial Institution Information

            NAME______________________________________________________
            ADDRESS___________________________________________________
            ____________________________________________________________
            CITY__________________STATE_________ZIP CODE_______________



                     VOLUNTARY CASH INVESTMENT INFORMATION

A voluntary cash investment must be for not less than $5.00 or more than $120,000.00 per calendar year and received by First Chicago prior to each Investment Date. The Plan's Investment Dates are usually on or about the twentieth day of each month.

Voluntary cash investments should be mailed in the envelope provided or to First Chicago Trust Company of New York, Investment Plans, P.O. Box 13531, Newark, NJ 07188-0001.

For further information, Participants may write to First Chicago Trust Company of New York, Investment Plans, P.O. Box 2598, Jersey City, NJ 07303-2598.

If you prefer, you may call First Chicago at (201) 324-0498 between 8:30 a.m. and 7:00 p.m. Eastern time each business day.